UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 23, 2026

Date of Report (Date of earliest event reported)

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive offices)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Reference is made to that certain Indenture, dated as of June 10, 2025 (the “Base Indenture”), between CyberArk Software Ltd. (the “CyberArk”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended, supplemented or otherwise modified from time, including by that certain First Supplemental Indenture, dated as of February 11, 2026 (the “Supplemental Indenture”), among the Company, the Trustee and Palo Alto Networks, Inc. (the “Indenture”), governing CyberArk’s 0.00% Convertible Senior Notes due 2030 (the “Notes”). The Trustee also serves as the paying agent and the conversion agent under the Indenture. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture.

On March 23, 2026, CyberArk notified holders of the Notes, the Trustee and the conversion agent that the Default Settlement Method will be Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes with respect to any conversion of Notes that occurs on or after March 23, 2026. As a result, all conversions of Notes with a Conversion Date on and after March 23, 2026 will be settled by Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes until the Company modifies the Settlement Method in accordance with the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

Date: March 23, 2026	By:	/s/ Bruce Byrd
		Name:	Bruce Byrd
		Title:	Executive Vice President and General Counsel